UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 25, 2014

CREDIT ONE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-50320	59-3641205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Wall Street, Suite 818, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

(212) 809-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On August 27, 2010, CEM International Ltd. (“CEM”), a wholly owned subsidiary of Credit One Financial, Inc., entered into an Exclusive Advertising Agreement with Macau Lotus Satellite TV Media Limited (“Lotus TV”) (the “2010 Agreement”), whereby Lotus TV appointed CEM as its exclusive agent to operate all of its advertising businesses.  In consideration for Lotus TV’s grant of the advertising rights, CEM agreed to extend to Lotus TV, interest free, a credit facility consisting of a series of loans totaling a minimum of $15 million over a period of ten years.  As of November 25, 2014, the remaining loan balance owed by Lotus TV to CEM was $78,802,425 Hong Kong dollars, or approximately $10.14 million US dollars.

On November 25, 2014, CEM amended the 2010 Agreement with Lotus TV whereby Lotus TV agreed to accelerate its repayment of the loan balance in annual instalments of US$2,000,000 each starting from 2015 until the entire remaining loan balance shall have been paid in full, and CEM agreed to forego its exclusive advertising rights granted by Lotus TV, but remain as Lotus TV’s preferred advertising agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ONE FINANCIAL, INC.

/s/ Dicky Cheung
Dicky Cheung
President & CEO

Date: November 26, 2014